UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): November 16, 2007

Dynamic Materials Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-8328	84-0608431
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5405 Spine Road

Boulder, Colorado  80301

(Address of Principal Executive Offices, Including Zip Code)

(303) 665-5700

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Amendment No. 1 on Form 8-K/A amends the Current Report on Form 8-K filed by Dynamic Materials Corporation (the “Company”) on November 19, 2007 (the “Prior Report”).

Item 1.01                                           Entry Into A Material Definitive Agreement.

On November 16, 2007, the Company and its wholly owned subsidiary, Dynamic Materials Luxembourg 2 S.à r.l., entered into dollar and euro term and revolving credit facilities with a syndicate of banks led by JPMorgan Chase Bank, N.A. (the “Credit Agreement”).  The Company filed a copy of the Credit Agreement as Exhibit 10.2 to the Prior Report,  but omitted the schedules and exhibits to the Credit Agreement, as the Company did not believe they were material.  The Company is filing this amendment in order to file, along with a copy of the Credit Agreement, the previously omitted exhibits, as well as the substantive schedules, to the Credit Agreement.

Item 9.01                                           Financial Statements and Exhibits.

(d)                                 Exhibits.

Item 10.2 of the Prior Report is amended by filing Exhibit 10.2 attached hereto:

Exhibit Number	Description

10.2

Credit Agreement dated November 16, 2007, by and among the Company, Dynamic Materials Luxembourg 2 Sàrl, the guarantors party thereto, the lenders party thereto, JPMorgan Chase Bank, N.A., as administrative agent for the revolving loan and the term loan, J.P. Morgan Europe Limited, as administrative agent for the euro term loan and JPMorgan Securities Inc., as sole bookrunner and lead arranger.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DYNAMIC MATERIALS CORPORATION

Dated: September 11, 2009	By:	/s/ Richard A. Santa
Richard A. Santa
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.2

Credit Agreement dated November 16, 2007, by and among the Company, Dynamic Materials Luxembourg 2 Sàrl, the guarantors party thereto, the lenders party thereto, JPMorgan Chase Bank, N.A., as administrative agent for the revolving loan and the term loan, J.P. Morgan Europe Limited, as administrative agent for the euro term loan and JPMorgan Securities Inc., as sole bookrunner and lead arranger.